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EXHIBIT 32.1

      Certificate pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
      Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Cray Inc. (the "Company") hereby certify, to such officers' knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2005

                                     /s/ PETER J. UNGARO
                                      ---------------------------------------
                                          Peter J. Ungaro
                                          Chief Executive Officer and President

                                     /s/ BRIAN C. HENRY
                                     ---------------------------------------
                                          Brian C. Henry
                                          Chief Financial and Accounting Officer

      The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.